CenterPoint Energy | 1 Fourth Quarter and FY 2025 Investor Update

CenterPoint Energy | 2 Cautionary Statement and Other Disclosures This presentation and the oral statements made in connection herewith contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this presentation and the oral statements made in connection herewith are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint Energy’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings and guidance, growth, costs, prospects, capital investments or performance or underlying assumptions and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this news release or on the earnings conference call include statements about CenterPoint’s 10-year capital investment plan and the projects and programs therein (which include Houston Electric’s Greater Houston Resiliency Initiative, System Resiliency Plan, the Houston Downtown Revitalization project and 765 kilovolt projects, and other plans, projects and programs relating to electric transmission, generation, resiliency, reliability, safety, gas meter upgrades, and system modernization), including the timing, execution, financing, costs, affordability, and anticipated benefits thereof, regulatory matters relating thereto, and related matters, other capital investments and opportunities therefor (including with respect to incremental capital opportunities, deployment of capital, execution, financing and timing of such projects, and anticipated benefits related thereto), future earnings and guidance, CenterPoint’s goals regarding the resiliency, reliability, and safety of our electric and gas systems, CenterPoint’s long-term growth rate and plans related thereto, dividend growth and payouts, customer charges, customer bills and rate affordability, operations and maintenance expense reductions, the announced sale of our Ohio natural gas LDC business (including with respect to timing, anticipated benefits, and related matters, such as the Seller’s Note), anticipated benefits thereof, regulatory matters including the timing of, projections for, recovery through and anticipated benefits from the settlement of, rate cases and interim capital trackers for CenterPoint and its subsidiaries (as applicable), base rate growth and growth and economic development in CenterPoint’s service territories, CenterPoint’s ability to support economic growth, meet customer needs and improve customer experiences, Houston Electric’s release of its 15 large 27 megawatt (“MW”) to 32 MW temporary emergency electric energy facilities (“TEEEF”) units to the San Antonio area and its ability to complete one or more other future transactions involving various sizes of TEEEF units (including with respect to timing, filings related thereto, corresponding reductions in Houston Electric’s TEEEF fleet capacity, anticipated benefits including with respect to revenue generation, rates, expected market demand for the units, and related matters), the timing and extent of CenterPoint's recovery of costs and investments, electric demand growth in CenterPoint’s service territories (including forecasts and the drivers thereof, our ability to meet capacity needs related thereto, interconnection requests and projects related thereto and our ability to connect customers, the speed with which we can energize such projects and the charges and bills related to such projects, capital investment opportunities related thereto, the timing of investments related thereto, and anticipated benefits of such growth), transmission planning studies and anticipated results thereof, financing plans (including in relation to operating cash flow, capital recycling, and the need for, timing of, and anticipated benefits of any future equity or debt issuances, forward sales, and securitization, credit metrics and parent level debt), anticipated benefits of and timing relating to securitization issuances, preparation for weather conditions, CenterPoint’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (“ZENS”) and impacts of the maturity of ZENS, CenterPoint’s credit health, tax structure and liability (including with respect to the Corporate Alternative Minimum Tax and guidance related thereto), balance sheet health, future financial condition, financial performance and results of operations, value creation, opportunities and expectations. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking information include, but are not limited to, risks and uncertainties relating to: (1) the business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses involving CenterPoint or its industry, including the ability to successfully complete such strategies, initiatives, transactions or plans on the timelines we expect or at all, such as the announced sale of our Ohio natural gas LDC business, which we cannot assure you will have the anticipated benefits to us; (2) industrial, commercial and residential growth in CenterPoint’s service territories and changes in market demand and energy consumption, including in relation to the expansion of data centers, energy refining and exports, advanced manufacturing and logistics, as well as the effects of energy efficiency measures, technological advances and demographic patterns, and our ability to appropriately estimate/forecast and effectively manage such demand and the business opportunities relating to such matters; (3) CenterPoint’s ability to fund and invest planned capital, and the timely recovery of its investments, including those related to CenterPoint’s 10-year capital plan; (4) the ability to execute and complete CenterPoint’s planned capital projects and programs, including those within CenterPoint’s 10-year capital plan, in a timely and cost-effective manner and within budget, obtain the anticipated benefits of such projects, and manage costs and impacts of such projects on customer affordability; (5) CenterPoint’s ability to successfully construct, operate, repair, maintain, replace and restart electric generating facilities, natural gas facilities, TEEEF and electric transmission facilities; (6) the timing and success of, and the ability to obtain approval for matters relating to, Houston Electric’s release of its large TEEEF units to the San Antonio area, proposed release of its medium TEEEF units, reduction of its TEEEF fleet capacity and reduction of rates to reflect the removal of the large and medium TEEEF units from Houston Electric’s TEEEF fleet, as well as the ability to complete one or more other future transactions involving the large and medium TEEEF units on acceptable terms and conditions within the anticipated timeframe; (7) financial market and general economic conditions, including access to debt and equity capital, economic uncertainty and volatility, inflation, potential for recession, interest rates, and their effect on sales, prices and costs; (8) disruptions to the global supply chain, labor shortages and scarcity of certain materials, including as a result of changes in U.S. and foreign trade policy and geopolitical and economic uncertainty; (9) actions by credit rating agencies, including any potential downgrades to credit ratings; (10) the timing and impact of regulatory proceedings and actions and legal proceedings, including those related to, among other things, Hurricane Beryl, Houston Electric’s TEEEF units and the February 2021 winter storm event, and requested or favorable adjustments to rates and approval of other requested items as part of base rate proceedings or interim rate mechanisms; (11) federal, state and local legislative, executive and regulatory actions or developments, including any actions resulting from Hurricane Beryl, pipeline integrity and safety, actions relating to our facilities and changes in regulation, legislation and governmental actions pertaining to the utility model, trade (including tariffs, bans, retaliatory trade measures taken against the United States or related government action), tax legislation and guidance (including further changes to or clarification of the One Big Beautiful Bill Act and the Inflation Reduction Act), the implementation of budget and spending cuts to federal government agencies and programs, effects of government shutdowns, and developments related to the environment; (12) the impact of public health threats; (13) severe weather events, natural disasters and other climate-related impacts, and CenterPoint’s ability to mitigate such impacts, including the approval and timing of securitization issuances; (14) damages to our network, facilities and systems, including as a result of wildfires; (15) changes in business plans; (16) changes to technology and our ability to anticipate, adapt to and implement technological changes and advances in and our ability to timely adopt, develop and deploy, artificial intelligence; (17) operations and maintenance costs, our ability to control such costs and cost-related impacts on the affordability of our rates for our customers; (18) CenterPoint’s ability to timely obtain and maintain necessary licenses, permits, easements and approvals from local, federal and other regulatory authorities on acceptable terms and resolve third-party challenges to such licenses, permits or approvals, as applicable; (19) CenterPoint’s ability to execute on its strategy, initiatives, targets and goals, including its energy transition goals and operations and maintenance goals; and (20) other factors discussed in CenterPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under “Risk Factors,” “Cautionary Statements Regarding Forward-Looking Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors Affecting Future Earnings” in such report and in other filings with the Securities and Exchange Commission (“SEC”) by CenterPoint, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC website at www.sec.gov. This presentation contains time sensitive information that is accurate as of the date hereof (unless otherwise specified as accurate as of another date). Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website. Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income (loss) or income (loss) available to common shareholders and diluted earnings (loss) per share, the Company also provides guidance based on non-GAAP income and non-GAAP diluted earnings per share and also provides non-GAAP funds from operations / non-GAAP rating agency adjusted debt (“FFO/Debt”). Generally a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. Please refer to the Appendix for detailed discussion of the use of non-GAAP financial measures presented herein.

Our 10-Year Plan Deliverables

Accelerating and diversified growth for the benefit of all stakeholders

Customer-Driven Capital Investment

- **Over $65B** 10-year plan[1] plus **$10B+** incremental opportunities
- **11%+ expected rate base growth**[2] through 2030
- **Expect to recover 85%+ of investments** through forward test year rate cases and interim capital trackers through 2030[3]

Efficient Financing

- **65% of investments expected to be funded** by operating cash flow over the life of the plan
- **~$3B of equity issuances** planned 2028 through 2035
- **Moderating dividend per share growth target to 6% annually**

Industry-Leading Stakeholder Results

- **Annual non-GAAP EPS growth target of 7–9% through 2035,** expecting to be in the **mid-to-high end** of the range for 2026-28
- **Targeting 1–2% annual O&M reductions on average** through 2035[4]
- Working to build the **most resilient coastal grid** and **safest gas systems in the country**

Note: Refer to slide 2 for information on forward-looking statements and slide 34 for information on non-GAAP assumptions and measures, including non-GAAP EPS. See slides 30-33 for endnotes.

CenterPoint Energy | 3

Fourth Quarter and FY 2025 Update

	Our 10-Year Plan Deliverables	Q4 and FY'25 Updates
Consistent, Sustainable Growth for Our Investors	Targeting **top decile**[1] **non-GAAP EPS annual growth for 2025** and dividend per share growth in line with non-GAAP EPS growth	Delivered **$0.45** non-GAAP EPS for Q4 and **$1.76** non-GAAP EPS for FY 2025; Delivered **9% annual DPS and non-GAAP EPS growth**
	Targeting **top decile**[1] **long-term non-GAAP EPS annual growth target of 7-9% through 2035**, expecting to deliver in **the mid-to-high end of the range in 2026-2028**[2]	**Reaffirmed 2026 non-GAAP EPS guidance** range of **$1.89 - $1.91**
Efficient Financing and Balance Sheet Health	Maintaining balance sheet health; long-term **FFO/Debt**[3] **target of 100 – 150bps of cushion** above the downgrade threshold through 2035	Delivered **13.8%** TTM 4Q 2025 FFO/Debt[3]
	Plan to efficiently fund robust capital investment plan through **asset recycling**, **securitization proceeds**, and ~**$4B of common equity** through 2035[4]	**No anticipated incremental equity** needs through 2027
	Seeking to keep rates affordable through **1-2% O&M reductions**[5], extending cost recovery, and robust annual customer growth[6]	**Priced Beryl and other storms securitization** yesterday totaling **~$1.2B**
Resilient, Reliable, & Affordable Energy for Customers	**10-year capital investment plan of ~$65.5B through 2035 with at least $10B of incremental capital investments** to further enable economic growth and improve customer outcomes[7]	**$500MM increase to our 10-year capital investment plan**
	Continued execution of the Greater Houston Resiliency Initiative to increase system preparedness and improve storm readiness	Resulted in a **reduction of 100M outage minutes** and **50% reduction in vegetation related outages** as compared to FY 2024

Note: Refer to slide 2 for information on forward-looking statements and slides 19-26, and 34 for reconciliations and information on non-GAAP assumptions and measures, including non-GAAP EPS. See slides 30-33 for endnotes.

CenterPoint Energy | 4

CenterPoint Energy | 5 FY 2025 vs FY 2024 Non-GAAP EPS Primary drivers Note: Refer to slides 19-26, and 34 for reconciliations and information on non-GAAP assumptions and measures, including non-GAAP EPS. See slides 30-33 for endnotes. $0.20 $0.09 ($0.11) FY 2024 Non-GAAP EPS FY 2025 Non-GAAP EPS $1.62 Growth and Rate Recovery Ongoing Cost Management & Interest Expense Weather / Usage Other Electric  $0.03 Growth  $0.17 Rate Recovery  $0.12 Depreciation & Other Taxes Gas  $0.02 Growth  $0.17 Rate Recovery  $0.07 Depreciation & Other Taxes O&M  $0.09 Interest Expense  $0.20 $1.76 Other  $0.04 Other(1) Electric  $0.07 Weather & Usage Gas  $0.02 Weather & Usage ($0.04)

Serving Houston's Diverse Economic Growth[1]

Accelerating and increasing demand across diversified industries

50% load growth

Now expected
TWO years faster than initial forecast

Data center load expected to be energized by YE '28…

7.5GWs

~5GW
Firmly Committed[2]

~2.5GW
Under Construction

…Part of a broader set of diverse drivers[3]



Advanced Manufacturing



Life Sciences



Logistics



Energy & Refining Exports

Note: Refer to slide 2 for information on forward-looking statements. See slides 30-33 for endnotes.

CenterPoint Energy | 6

CenterPoint Energy | 7 Houston Electric OH GasIN ElectricMN Gas ($47MM) $5MM $51.3MM$80MM2024: $60.8MM 2025: $42.7MM Approved: 56.75% / 4.3% Approved: 39.4% / 4.8% Approved: 47.1% / 4.02% Approved: 39.5% / 5.1% Approved: 43.25% / 9.65% Approved: 60.6% / 9.8% Approved: 52.9% / 9.79% Approved: 48.3% / 9.8%(1) Settlement ROR: 7.07% Settlement ROR: 7.07% (Docket 15513) (Docket 24-0832-GA-AIR)(Docket 45990)(Docket 23-173)(Docket 56211) TX Gas Final Order Issued Final Order IssuedFinal Order IssuedFinal Order IssuedFinal Order Issued Revenue Request or Impact Equity Ratio / ROE Debt Layer / Cost of Debt Equity Ratio / ROE(2) Constructive Regulatory Outcomes Executed five rate cases representing over 85% of rate base in last 2 years Equity Ratio 75 bps ROE 25 bps ROR 41 bpsROR 42 bpsEquity Ratio 510 bps ROE 20 bps Equity Ratio 480 bps ROE 60 bps Note: See slides 30-33 for endnotes.

CenterPoint Energy | 8 Q4 2025 vs Q4 2024 Non-GAAP EPS Primary drivers Note: Refer to slides 19-26, and 34 for reconciliations and information on non-GAAP assumptions and measures, including non-GAAP EPS. See slides 30-33 for endnotes. $0.12 ($0.07) Q4 2024 Non-GAAP EPS Q4 2025 Non-GAAP EPS $0.40 Growth and Rate Recovery Ongoing Cost Management & Interest Expense Weather / Usage Other Electric  $0.01 Growth  $0.11 Rate Recovery  $0.03 Depreciation & Other Taxes Gas  $0.01 Growth  $0.04 Rate Recovery  $0.02 Depreciation & Other Taxes O&M  $0.02 Interest Expense  $0.05 $0.45 Other  $0.01 Other(1) Electric  $0.01 Weather & Usage $0.01 ($0.01)

Capital Expenditures by Segment

Delivered on 2025 planned spend and increased 10-year capital investment plan to ~$65.5 billion

Capital Investment Plan Execution

	4Q 2025	FY 2025	FY 2026E[2]	'26 – '30 Plan	'26 – '35 Plan
Electric	~$1.2B	~$3.7B	**~$4.5B**	**~$22.4B**	**~$46.3B** ↑
Natural Gas	~$0.5B	~$1.7B	**~$2.3B**	**~$10.6B**	**~$19.0B**
Corporate and Other	~$7MM	~$34MM	**~$19MM**	**~$0.1B**	**~$0.2B**
Total Capital[3] Expenditures	~$1.7B	~$5.4B ↑ *(was $5.3B)*	**~$6.8B**	**~$33.1B**	**~$65.5B** ↑ *(was $65B)*

At least $10B Incremental Capital Opportunities[1]

- Electric Transmission Investments (Houston & Indiana Electric)
- Resiliency and Grid Modernization Investments
- Downtown Houston Revitalization Project
- Next Generation Electric Smart Meter Deployment
- Data Center-Related Investments in Indiana

Note: Refer to slide 2 for information on forward-looking statements. See slides 30-33 for endnotes.

CenterPoint Energy | 9

Continued Focus on Credit and Balance Sheet Strength

Consolidated FFO To Debt[1][2]		
	2024 Full Year	2025 Full Year
Moody's	9.7%	12.5%
Adjusted for 1-time items – Moody's methodology[2]	**13.6%**	**13.8%**
S&P	12.0%	12.4%
Adjusted for 1-time items – S&P methodology	12.9%	13.1%

Upcoming Maturities[3]			
	2026	2027	2028
CNP (Parent)			
Senior Notes @ 1.45%, 5.25%, & 4.25%	$517MM	-	$73.5MM
Convertible Senior Notes @ 4.25%, & 3.00%	$1,000MM	-	$1,000MM
1997 Municipal Bond @ 5.125%	-	-	$68MM
CEHE			
General Mortgage Bonds @ 2.40%, 3.00%, & 5.20%	$300MM	$300MM	$500MM
Floating Rate Term Loan	$500MM	-	-
CERC			
Private Placement Notes @ 4.25%, 4.36%, 5.00%, 5.02%, & 5.99%	$245MM	-	-
IGC Senior Notes @ 6.42%, 6.68%, 6.34%, & 6.55%	-	$26MM	$20MM
Senior Notes @ 4.00% & 5.25%	-	-	$1,200MM
SIGECO			
First Mortgage Bonds @ 4.98%	-	-	$100MM
Total	$2,562MM	$326MM	$2,961.5MM

Company Debt Ratings[4]			
Entity	**Moody's (Neg)[5]**	**S&P (Stable)**	**Fitch (Stable)**
CenterPoint Energy, Inc.	Baa2	BBB	BBB
Houston Electric	A2	A	A
CERC	A3	BBB+	A-
SIGECO	A1	A	-

Consolidated Liquidity[6]	
Credit Facility Capacity	$4.0B
Less: Outstanding Borrowings	~($1.0B)
Total Available Liquidity	**~$3.0B**

Continued focus on –

- Liquidity and commitment to current credit ratings
  - Plan to incorporate credit supportive, higher equity content instruments
  - Priced debt associated with an approved settlement to recover approximately $1.2 billion of storm restoration costs related to Hurricane Beryl[7] and other storms

Note: Refer to slide 2 for information on forward-looking statements and slides 27-28, and 34 for reconciliations to nearest GAAP measures and information on non-GAAP assumptions and measures. See slides 30-33 for endnotes.

CenterPoint Energy | 10

CenterPoint Energy | 11 Contacts Ben Vallejo Vice President Investor Relations and Corporate Planning Tel. (713) 207 – 5461 ben.vallejo@centerpointenergy.com Ellie Wood Manager Investor Relations Tel. (713) 207 – 7703 ellen.wood@centerpointenergy.com General Contact Tel. (713) 207 – 6500 https://investors.centerpointenergy.com/contact-us

CenterPoint Energy | 12 Appendix

CenterPoint Energy | 13 Our 10-Year $65.5B Capital Investment Plan(1) $4.0 $4.4 $4.5 $3.5 $4.1 $0.4 $0.4 $0.5 $0.3 $0.3 $0.8 $0.8 $0.9 $0.8 $0.8 $0.5 $0.5 $0.4 $0.5 $0.4 $0.9 $0.8 $0.8 $0.7 $0.8 $0.2 $7 $7 $7 $6 $6 '26E '27E '28E '29E '30E $ bi llio ns Houston Electric Indiana Electric TX Gas MN Gas IN Gas OH Gas ~$33B Investment, 2026-2030 ~$65.5B 2026-2035 Note: Refer to slide 2 for information on forward-looking statements. See slides 30-33 for endnotes.

CenterPoint Energy | 14 Capital Expenditures by Jurisdiction Capital Investment Plan by Jurisdiction Note: Refer to slide 2 for information on forward-looking statements. See slides 30-33 for endnotes. $ Millions 2026 2027 2028 2029 2030 2031-35 2026-35 Houston Electric $4,000 $4,400 $4,500 $3,500 $4,100 $21,700 $41,900 Indiana Electric $400 $400 $500 $300 $300 $2,300 $4,200 Texas Gas $800 $800 $900 $800 $800 $3,500 $7,600 Minnesota Gas $500 $500 $400 $500 $400 $1,700 $4,000 North Indiana Gas $800 $700 $700 $600 $700 $2,700 $6,300 South Indiana Gas $100 $100 $100 $100 $100 $500 $1,100 Ohio Gas $200 $ - $ - $ - $ - $ - $200 Corporate and Other $20 $20 $20 $20 $20 $100 $200 Total(1) $6,800 $7,000 $7,100 $5,800 $6,500 $32,400 $65,500

CenterPoint Energy | 15 Capital Expenditures by Function Capital Investment Plan by Function Note: Refer to slide 2 for information on forward-looking statements. See slides 30-33 for endnotes. $ Millions 2026 2027 2028 2029 2030 2031-35 2026-35 Electric Transmission $1,600 $1,700 $1,800 $1,600 $1,700 $10,600 $18,800 Electric Distribution $2,500 $2,700 $2,900 $1,900 $2,400 $10,300 $22,600 Electric Generation $20 $10 $10 $10 $10 $1,500 $1,600 Natural Gas $2,300 $2,200 $2,100 $1,900 $2,000 $8,400 $19,200 Other $400 $300 $400 $300 $300 $1,700 $3,300 Total(1) $6,800 $7,000 $7,100 $5,800 $6,500 $32,400 $65,500

CenterPoint Energy | 16 aaaaaaaaa Electric Natural Gas(5) 4Q 2025 4Q 2024 2025 vs 2024 Th ro ug hp ut (in G W h) Residential 7,229 6,971 4% Total 25,557 26,101 (2%) M et er ed C us to m er s(1) Residential 2,679,575 2,640,150 1% Total 3,013,715 2,971,730 1% W ea th er v s N or m al (2) Cooling Degree Days 217 252 (35) Heating Degree Days (100) (517) 417 Houston Cooling Degree Days 221 248 (27) Houston Heating Degree Days (101) (201) 100 4Q 2025 4Q 2024 2025 vs 2024 Th ro ug hp ut (in B cf ) Residential 64 49 31% Commercial and Industrial 110 101 9% Total 174 150 16% M et er ed C us to m er s(1) Residential 3,739,919 3,708,791 1% Commercial and Industrial 289,166 275,240 5% Total 4,029,085 3,984,031 1% W ea th er v s N or m al (2) Heating Degree Days (84) (318) 234 Texas Heating Degree Days (109) (236) 127 Margin Sensitivities CEHE IE TX Gas(3) Per HDD / CDD(4) $50k - $70k $20k - $30k $30k - $40k Note: See slides 30-33 for endnotes. Weather and Throughput Data

Announced Ohio Gas LDC Sale

Transaction Highlights

- ✓ Announced **October 2025**
- ✓ **Efficiently recycle** capital, upside for additional CapEx
- ✓ Supports **balance sheet optimization**
- ✓ Signals **continued demand** for U.S. gas LDCs
- ✓ Aligns with the continued **execution** of our plan

Key Transaction Terms

- **Gross Purchase Price**: ~$2,620MM
- **Net Purchase Price**: ~$2,400MM
  - ~1.9x of 2024 rate base(1)
  - ~26x of 2024 earnings(2)
- **Anticipated transaction close**: Q4 of 2026

Long Term Value Creation

- ✓ **Cash proceeds** will be redeployed into other jurisdictions to fund **near-term** incremental capital investments
- ✓ Seller's Note Receivable earning **6.5% annual interest rate** with a 1-year term will create a stream of earnings until maturity
- ✓ Proceeds from Seller's Note at maturity **will fund additional growth investments**

Proceeds Calculation *($ in millions)*

Gross Purchase Price	**~$2,620**
Taxes and transaction costs	~$200
Net Proceeds(3)	**~$2,400**

Sale Process Announced	Announced Sale	Complete Regulatory Process	Targeted Transaction Close	Expected Seller's Note Maturity
May 2025	**October 2025**	**1H 2026**	**Q4 2026**	**Q4 2027**

Note: Refer to slide 2 for information on forward-looking statements. See slides 30-33 for endnotes.

CenterPoint Energy | 17

CenterPoint Energy | 18 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec TX (E) IN (E) TX (G) MN (G) N. IN (G) OH (G) S. IN (G) ROE / Equity Ratio ’26 Rate Base(3) 9.65% / 43.25% $18.5B 9.8% / 48.3%(1) $3.1B 9.8% / 60.6% $3.8B N/A / N/A(2) $2.7B 9.80% / 46.8%(1) $3.0B 9.79% / 52.9% $1.6B 9.70% / 46.2%(1) $0.8B Total = ~$33B(4) Upcoming Regulatory Activity CSIA-7 GRC GRC General Rate Case CECA / ECA Settlement filed April 23 TCOS(5) / DCRF(5) GRIP Gas Reliability Infrastructure Program CSIA Compliance and System Improvement Adjustment CEP Capital Expenditure Program Rider GRIP CSIA-8 CSIA-7 CSIA-8 CSIA-9 TCOS Transmission Cost of Service TEEEF Temp. Emergency Electric Energy Facilities DCRF Distribution Cost Recovery Factor TDSIC Trans., Dist., & Storage Sys. Improvement Charge CECA Clean Energy Cost Adjustment ECA Environmental Cost Adjustment TCOS(6) / DCRF(6) CEP / DRR DRR Distribution Replacement Rider Note: Refer to slide 2 for information on forward-looking statements. See slides 30-33 for endnotes. 2026 Regulatory Schedule GRC GRC

CenterPoint Energy | 19 aaaaaaaaa Three Months Ended December 31, 2025 Dollars in millions Diluted EPS(1) Consolidated net income and diluted EPS on a GAAP basis $ 264 $ 0.40 ZENS-related mark-to-market (gains) losses: Equity securities (net of tax benefit of $15)(2)(3) 55 0.08 Indexed debt securities (net of tax expense of $15)(2) (56) (0.09) Impacts associated with mergers and divestitures (net of tax expense of $2)(2)(4) 15 0.02 Impacts associated with TEEEF Units removed from Rate Base (net of tax benefit of $5)(5) 17 0.03 Consolidated income and diluted EPS on a non-GAAP basis(6) $ 295 $ 0.45 Reconciliation: Consolidated Net Income and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance Note: See slides 30-33 for endnotes.

CenterPoint Energy | 20 aaaaaaaaa Three Months Ended December 31, 2024 Dollars in millions Diluted EPS(1) Consolidated net income and diluted EPS on a GAAP basis $ 248 $ 0.38 ZENS-related mark-to-market (gains) losses: Equity securities (net of tax expense of $6)(2)(3) (24) (0.03) Indexed debt securities (net of tax benefit of $6)(2) 22 0.03 Impacts associated with mergers and divestitures (net of tax expense of $1)(2)(4) 13 0.02 Consolidated income and diluted EPS on a non-GAAP basis(5) $ 259 $ 0.40 Reconciliation: Consolidated Net Income and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance Note: See slides 30-33 for endnotes.

CenterPoint Energy | 21 aaaaaaaaa Reconciliation: Consolidated Net Income and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance Twelve Months Ended December 31, 2025 Dollars in millions Diluted EPS(1) Consolidated net income and diluted EPS on a GAAP basis $ 1,052 $ 1.60 ZENS-related mark-to-market (gains) losses: Equity securities (net of tax benefit of $11)(2)(3) 40 0.06 Indexed debt securities (net of tax expense of $12)(2) (43) (0.07) Impacts associated with mergers and divestitures (net of tax expense of $22)(2)(4) 60 0.09 Impacts associated with TEEEF Units removed from Rate Base (net of tax benefit of $12)(5) 46 0.07 Consolidated income and diluted EPS on a non-GAAP basis(6) $ 1,155 $ 1.76 Note: See slides 30-33 for endnotes.

CenterPoint Energy | 22 aaaaaaaaa Reconciliation: Consolidated Net Income and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance Twelve Months Ended December 31, 2024 Dollars in millions Diluted EPS(1) Consolidated net income and diluted EPS on a GAAP basis $ 1,019 $ 1.58 ZENS-related mark-to-market (gains) losses: Equity securities (net of tax expense of $4)(2)(3) (15) (0.02) Indexed debt securities (net of tax benefit of $3)(2) 11 0.01 Impacts associated with mergers and divestitures (net of tax expense of $3)(2)(4) 26 0.04 Consolidated income and diluted EPS on a non-GAAP basis(5) $ 1,041 $ 1.62 Note: See slides 30-33 for endnotes.

CenterPoint Energy | 23 aaaaaaaaa Reconciliation: Consolidated Income Available to Common Shareholders and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance Twelve Months Ended December 31, 2023 Dollars in millions Diluted EPS(1) Consolidated income available to common shareholders and diluted EPS on a GAAP basis $ 867 $ 1.37 ZENS-related mark-to-market (gains) losses: Equity securities (net of taxes of $7)(2)(3) (25) (0.04) Indexed debt securities (net of taxes of $6)(2) 21 0.03 Impacts associated with mergers and divestitures (net of taxes of $64)(2)(4) 89 0.14 Consolidated income and diluted EPS on a non-GAAP basis(5) $ 952 $ 1.50 Note: See slides 30-33 for endnotes.

CenterPoint Energy | 24 aaaaaaaaa Reconciliation: Consolidated Income Available to Common Shareholders and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance Twelve Months Ended December 31, 2022 Dollars in millions Diluted EPS(1) Consolidated income available to common shareholders and diluted EPS on a GAAP basis $ 1,008 $ 1.59 ZENS-related mark-to-market (gains) losses: Equity securities (net of taxes of $66)(2)(3) 247 0.39 Indexed debt securities (net of taxes of $68)(2) (256) (0.40) Midstream-related earnings (net of taxes of $2)(2)(4) (46) (0.07) Impacts associated with mergers and divestitures (net of taxes of $165)(2)(5) (80) (0.13) Consolidated income and diluted EPS on a non-GAAP basis(5) $ 873 $ 1.38 Note: See slides 30-33 for endnotes.

Reconciliation: Consolidated Income (Loss) Available to Common Shareholders and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance

	Twelve Months Ended December 31, 2021							
	Utility Operations		Midstream Investments (Disc. Operations)		Corporate and Other[7]		Consolidated	
	Dollars in millions	Diluted EPS[1]	Dollars in millions	Diluted EPS[1]	Dollars in millions	Diluted EPS[1]	Dollars in millions	Diluted EPS[1]
Consolidated income (loss) available to common shareholders and diluted EPS on a GAAP basis	**$878**	**$1.44**	**$818**	**$1.34**	**$(305)**	**$(0.50)**	**$1,391**	**$2.28**
ZENS-related mark-to-market (gains) losses:								
Equity securities (net of taxes of $11)[2][3]	-	-	-	-	40	0.07	40	0.07
Indexed debt securities (net of taxes of $11)[2]	-	-	-	-	(39)	(0.06)	(39)	(0.06)
Impacts associated with gas LDC sales (net of taxes of $2, $3)[2][4]	(4)	(0.01)	-	-	5	0.01	1	-
Cost associated with the early extinguishment of debt (net of taxes of $7)[2]	-	-	-	-	27	0.04	27	0.04
Impacts associated with Enable & Energy Transfer merger:								
Gain at merger close, net of transaction costs (net of taxes of $134 and $0)[2]	-	-	(546)	(0.90)	(1)	-	(547)	(0.90)
Loss on equity securities (net of taxes of $24)[2][5]	-	-	-	-	98	0.16	98	0.16
Costs associated with the early extinguishment of debt (net of taxes of $1)[2]	-	-	-	-	6	0.01	6	0.01
Impacts associated with other mergers and divestitures (net of taxes of $2, $13)[2][6]	4	0.01	-	-	20	0.03	24	0.04
Corporate and Other Allocation	(105)	(0.17)	(44)	(0.07)	149	0.24	-	-
Consolidated income and diluted EPS on a non-GAAP basis[8]	**$773**	**$1.27**	**$228**	**$0.37**	**$-**	**$-**	**$1,001**	**$1.64**

Note: See slides 30-33 for endnotes.

CenterPoint Energy | 25

Reconciliation: Consolidated Income (Loss) Available to Common Shareholders and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance

Twelve Months Ended December 31, 2020

	Utility Operations		Midstream Investments (Disc. Operations)		Corporate and Other[6]		CES[1] & CIS[2] (Disc. Operations)		Consolidated	
	Dollars in millions	Diluted EPS[3]	Dollars in millions	Diluted EPS[3]	Dollars in millions	Diluted EPS[3]	Dollars in millions	Diluted EPS[3]	Dollars in millions	Diluted EPS[3]
Consolidated income (loss) available to common shareholders and diluted EPS on a GAAP basis[3]	$ 508	$ 0.95	$ (1,074)	$ (2.02)	$ (201)	$ (0.38)	$ (182)	$ (0.34)	$ (949)	$ (1.79)
Timing effects impacting CES[1]:										
Mark-to-market (gains) losses (net of taxes of $3)[4]	—	—	—	—	—	—	(10)	(0.02)	(10)	(0.02)
ZENS-related mark-to-market (gains) losses:										
Equity securities (net of taxes of $11)[4][5]	—	—	—	—	(38)	(0.07)	—	—	(38)	(0.07)
Indexed debt securities (net of taxes of $13)[4]	—	—	—	—	47	0.09	—	—	47	0.09
Impacts associated with the Vectren merger (net of taxes of $1, $3)[4]	3	0.01	—	—	12	0.02	—	—	15	0.03
Impact associated with BREC activities and Severance costs (net of taxes of $4, $0)[4]	14	0.03	—	—	3	—	—	—	17	0.03
Impacts associated with the sales of CES[1] and CIS[2] (net of taxes of $10)[4]	—	—	—	—	—	—	217	0.41	217	0.41
Impacts associated with Series C preferred stock										
Preferred stock dividend requirement and amortization of beneficial conversion feature	—	—	—	—	58	0.11	—	—	58	0.11
Impact of increased share count on EPS if issued as common stock	—	(0.06)	—	0.12	—	0.01	—	—	—	0.07
Total Series C impacts	—	(0.06)	—	0.12	58	0.12	—	—	58	0.18
Losses on impairment (net of taxes of $0, $408)[4]	185	0.33	1,269	2.25	—	—	—	—	1,454	2.58
Corporate and Other Allocation	(48)	(0.09)	(64)	(0.12)	119	0.22	(7)	(0.01)	—	—
Consolidated on a non-GAAP basis	662	1.17	131	0.23	—	—	18	0.04	811	1.44
Exclusion of CES[1] and CIS[2] Discontinued Operations[7]	—	—	—	—	—	—	(18)	(0.04)	(18)	(0.04)
Consolidated on a non-GAAP basis, excluding CES[1] and CIS[2]	$ 662	$ 1.17	$ 131	$ 0.23	$ —	$ —	$ —	$ —	$ 793	$ 1.40

Note: See slides 30-33 for endnotes.

CenterPoint Energy | 26

Reconciliation: Net Cash Provided by Operating Activities and Total Debt, Net to non-GAAP Funds from Operations (FFO) and non-GAAP Adj. Debt

Based on Moody's Methodology

Twelve month to date ended and as of period ended, respectively ($ in millions)	YE 2024	YE 2025
Net cash provided by operating activities (A)	**$2,139**	**$2,486**
Add back:		
Accounts receivable and unbilled revenues, net	84	253
Inventory	(42)	17
Taxes receivable	0	-
Accounts payable	(210)	15
Other current assets and liabilities	12	(210)
Adjusted cash from operations	1,983	2,561
Plus: Rating agency adjustments[1]	27	131
Non-GAAP funds from operations (FFO) (B)	**$2,010**	**$2,692**
Total Debt, Net		
Short-term Debt:		
Short-term borrowings	500	500
Current portion of VIE Securitization Bonds long-term debt	13	41
Indexed debt, net	2	-
Current portion of other long-term debt	51	1,873
Long-term Debt:		
VIE Securitization bonds, net	308	664
Other long-term debt, net	20,089	19,902
Total Debt, net (C)	20,963	22,980
Plus: Rating agency adjustments[1]	(277)	(1,368)
Non-GAAP rating agency adjusted debt (D)	**$20,686**	**$21,612**
Net cash provided by operating activities / total debt, net (A/C)	**10.2%**	**10.8%**
CFO Pre-Working Capital/Debt– Moody's[1] (B/D)	**9.7%**	**12.5%**
CNP Adjustments to FFO for 1-time items (E)	563	120
CNP Adjustments to Debt for 1-time items (F)	(1,707)	(1,270)
Non-GAAP FFO / Non-GAAP adjusted debt ("FFO/Debt") Adjusted for 1-time items[2] (B + E / D + F)	**13.6%**	**13.8%**

Note: See slides 30-33 for endnotes.

CenterPoint Energy | 27

CenterPoint Energy | 28 Reconciliation: Gross Margin and Total Debt, Net to non-GAAP Funds from Operations (FFO) and non-GAAP Rating Agency Adjusted Debt Based on S&P’s Methodology Twelve month to date ended and as of period ended, respectively ($ in millions) YE 2024 YE 2025 Unadjusted EBITDA Gross Margin 6,925 7,240 O&M (2,949) (3,024) Taxes and Other (547) (576) Unadjusted EBITDA 3,429 3,640 Less: Cash interest paid 805 983 Less: Cash taxes paid (9) (21) Plus: Rating agency adjustments(1) (161) 22 Non-GAAP funds from operations (FFO) 2,472 2,700 Total Debt, Net Short-term Debt: Short-term borrowings 500 500 Current portion of VIE Securitization Bonds long-term debt 13 41 Indexed debt, net 2 - Current portion of other long-term debt 51 1,873 Long-term Debt: VIE Securitization bonds, net 308 664 Other long-term debt, net 20,089 19,902 Total Debt, net 20,963 22,980 Plus: Rating agency adjustments(2) (284) (1,147) Non-GAAP rating agency adjusted debt 20,679 21,833 Unadjusted EBITDA / total debt, net 16.4% 15.8% FFO/Debt (S&P) 12.0% 12.4% FFO/Debt (S&P) – adjusted for one-time items (2)(3) 12.9% 13.1% Note: See slides 30-33 for endnotes.

CenterPoint Energy | 29 aaaaaaaaa Information Location Electric  Estimated 2024 year-end rate base by jurisdiction  Authorized ROE and capital structure by jurisdiction  Definition of regulatory mechanisms  Projected regulatory filing schedule Regulatory Information – Electric Natural Gas  Estimated 2024 year-end rate base by jurisdiction  Authorized ROE and capital structure by jurisdiction  Definition of regulatory mechanisms  Projected regulatory filing schedule Regulatory Information – Gas Estimated amortization for pre-tax equity earnings related to Houston Electric’s securitization bonds Regulatory Information – Electric (Pg. 5) Rate changes and Interim mechanisms filed Form 10-K – Rate Change Applications section Regulatory Information

CenterPoint Energy | 30 Endnotes: Slide Notes 3 (1) Refers to the 10-year capital plan, 2026E to 2035E (2) Refers to projected rate base CAGR from 2025E to 2030E (3) Refers to capital spend through 2030 (4) Controllable O&M average annual reduction includes Electric and Natural Gas businesses 4 (1) As compared to proxy peers (2) Refers to non-GAAP EPS annual growth rate for 2026E – 2035E (3) Based on Moody’s methodology; adjusted for CEHE storm related costs; FFO/Debt is a non-GAAP measure. Refer to slide 27 for Moody’s TTM Q4 reconciliation (4) Planned common equity of ~$4B from 2026-2035, inclusive of the ~1.1B of forward sales to be settled no later than February 2027, and ~$3B of issuances from 2028-35 (5) Controllable O&M average annual reduction includes Electric and Natural Gas businesses (6) Internal projection through 2030 (7) Refers to the 10-year capital plan, 2026E to 2035E 5 (1) Primarily related to liability management and tax items offset by Louisiana and Mississippi natural gas LDC businesses ("LAMS") discontinued operations and share dilution 6 (1) Internal projections through 2031 (2) Firmly committed load defined as having signed study commitments, site control, and the materials/labor to execute (3) Based on high probable load additions through end of 2031 7 (1) Equity % net of cost-free capital and other capital comprised of 11.90% and 0.33%, respectively (2) Refers to the comparison to the previous authorized level 8 (1) Primarily related to the impact of LAMS discontinued operations 9 (1) Refers to capital investment opportunities through 2035 outside of 10-year capital plan from 2026-2035 (2) Represents 2026 capital estimated as of 12/31/2025 (3) This calculation may not add down due to rounding 10 (1) Based on Moody’s CFO Pre-Working Capital/Debt and S&P’s FFO/Debt methodology with certain one-time adjustments noted on slides 27-28; targets based on plan assumptions (2) Long-term FFO/Debt target of 14% - 15% through 2030 using Moody’s methodology (3) Does not include Securitization bonds or commercial paper in total balances (4) Does not include Vectren LLC and Indiana Gas ratings as they are not currently active issuers (5) CERC and SIGECO are rated as stable by Moody’s, the negative outlook only applies to CNP and CEHE (6) As of 12/31/2025 (7) Ultimate timing of receipt of proceeds subject to change; currently anticipating Q1 2026 for Hurricane Beryl securitization proceeds 13 (1) Refers to the 10-year capital plan, 2026E to 2035E 14 (1) The calculation may not add down due to rounding

CenterPoint Energy | 31 Endnotes: Slide Notes 15 (1) The calculation may not add down due to rounding 16 (1) End of period number of metered customers (2) As compared normal weather for service area (3) Only pertains to HDD (4) As applied to base rates, per HDD/CDD versus normal (5) Throughput and Meter Customers are normalized by the exclusion of Louisiana and Mississippi natural gas LDC businesses data in the 2024 and 2025 figures 17 (1) 2024 year-end divested rate base of approximately $1.5B (2) Refers to the 2024 earnings multiple for the transaction after removing debt from the net proceeds (3) Number may not sum due to rounding 18 (1) Equity % net of cost-free capital and other adjustments (2) Settlement notates an ROR of 7.07% (3) Estimated year-end 2026 Rate Base represents the latest available information; may differ slightly from regulatory filings (4) Anticipated Ohio Sale expected to close by YE 2026 (5) Both filings expect to be filed in February 2026 (6) Both filings expect to be filed in August 2026 19 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the gas LDC sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP. Additional tax expense related primarily to the write-off of non-deductible goodwill will be reflected in tax expense over the remainder of 2025 and excluded from non-GAAP EPS (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc. and Warner Bros. Discovery, Inc. (4) Includes $5 million loss on sale associated with the divestiture of our Louisiana and Mississippi natural gas LDC businesses (5) Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business (6) The calculation on a per-share basis may not add down due to rounding 20 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense. (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc. and Warner Bros. Discovery, Inc. (4) Includes tax expense of $8 million related to a deferred state income tax remeasurement resulting from the sale of Louisiana and Mississippi LDCs (5) The calculation on a per-share basis may not add down due to rounding

CenterPoint Energy | 32 Endnotes: Slide Notes 21 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the gas LDC sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP. Additional tax expense related primarily to the write-off of non-deductible goodwill will be reflected in tax expense over the remainder of 2025 and excluded from non-GAAP EPS (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) Includes $37 million loss on sale associated with the divestiture of our Louisiana and Mississippi natural gas LDC businesses and gain on early extinguishment of debt with proceeds from the divestiture of the Louisiana and Mississippi natural gas LDC businesses (5) Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business (6) The calculation on a per-share basis may not add down due to rounding 22 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) Includes professional fees associated with execution of transactions from the sale of Louisiana and Mississippi natural gas LDC businesses (5) The calculation on a per-share basis may not add down due to rounding 23 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the operating results of Energy Systems Group, as well as cash taxes payable and other tax impacts related to the sale of Energy Systems Group, are excluded from non-GAAP EPS (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) Includes $4.4 million of pre-tax operating loss related to Energy Systems Group, a divested non-regulated business, as well as the $13 million loss on sale and approximately $2 million of other indirect related transaction costs associated with the divestiture (5) The calculation on a per-share basis may not add down due to rounding 24 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) Includes earnings and expenses related to ownership and disposal of Energy Transfer units, a corresponding amount of debt related to the units and an allocation of associated corporate overhead; Includes costs associated with early extinguishment of $600 million debt at CenterPoint Energy, Inc. of approximately $35 million, net of taxes (5) Includes a settlement charge of $35 million, net of tax, related to CenterPoint Energy pension plan’s purchase of a group annuity contract in December 2022 to transfer benefit obligations of CenterPoint Energy’s previously divested businesses to an insurance company (6) The calculation on a per-share basis may not add down due to rounding

CenterPoint Energy | 33 Endnotes: Slide Notes 25 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other, and Discontinued Operations are non-GAAP financial measures. (2) Taxes are computed based on the impact removing such item would have on tax expense (3) Comprised of common stock of AT&T Inc. and Charter Communications, Inc. (4) Includes gain from remeasurement of state deferred taxes, costs to achieve the sales and costs associated with the early extinguishment of debt (5) Comprised of Energy Transfer common and Series G preferred units (6) Includes impacts associated with the Vectren merger and the sales of Infrastructure Services (CIS) and Mobile Energy Solutions (MES) (7) Corporate and Other, plus income allocated to preferred shareholders 26 (1) Energy Services segment (2) Infrastructure Services segment (3) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other, and Discontinued Operations are non-GAAP financial measures. (4) Taxes are computed based on the impact removing such item would have on tax expense (5) Comprised of common stock of AT&T Inc. and Charter Communications, Inc. (6) Corporate and Other, plus income allocated to preferred shareholders (7) Results related to Energy Services and Infrastructure Services discontinued operations are excluded from the company’s non-GAAP results 27 (1) Based on Moody’s methodology, including adjustments related to operating lease costs, stock dividends, non-recurring items, and net defined benefit plan contributions (2) CNP further reduced FY 2025 for the associated one-time Winter Storm Uri related debt as well as CEHE storm related costs. Please see note 17 of the 2025 Form 10-K for supplemental disclosure of cash flow information 28 (1) Based on S&P’s methodology, including adjustments related to operating lease costs, stock dividends, non-recurring items, and net defined benefit plan contributions (2) CNP removes Winter Storm Uri related debt. Please see note 17 of the 2024 Form 10-K for supplemental disclosure of cash flow information (3) Excludes CEHE storm related debt cost of $1,573MM as of 12/31/2024 and $1,200MM as of 12/31/2025

CenterPoint Energy | 34 Additional Information Use of Non-GAAP Financial Measures In this presentation and the oral statements made in connection herewith, CenterPoint Energy presents, based on net income or net income (loss) available to common shareholders, diluted earnings (loss) per share, and net cash provided by operating activities to total debt, net, and gross margin to total debt, net, the following financial measures which are not generally accepted accounting principles (“GAAP”) financial measures: non-GAAP income, non-GAAP diluted earnings per share (“non-GAAP EPS”), as well as non-GAAP funds from operations / non-GAAP rating agency adjusted debt (Moody’s and S&P) (“FFO/Debt”). Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. 2020 and 2021 non-GAAP Utility EPS included net income from CenterPoint Energy's Electric and Natural Gas segments, as well as after tax Corporate and Other operating income and an allocation of corporate overhead based upon the Utility’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes. 2020 non-GAAP Utility EPS excluded (a) Earnings or losses from the change in value of ZENS and related securities; (b) Certain expenses associated with merger integration; (c) Midstream Investments segment and associated income from the Enable Midstream Partners, LP preferred units and a corresponding amount of debt in addition to an allocation of associated corporate overhead and impact, including related expenses, associated with the merger between Enable Midstream Partners, LP and Energy Transfer LP; (d) Cost associated with the early extinguishment of debt; and (e) Gain and impact, including related expenses, associated with gas LDC sales. 2021 non-GAAP Utility EPS excluded: (a) Earnings or losses from the change in value of ZENS and related securities; (b) Earnings and losses associated with the ownership and disposal of midstream common and preferred units (including amounts reported in discontinued operations), net gain associated with the consummation of the merger between Enable Midstream Partners, LP and Energy Transfer LP, a corresponding amount of debt related to midstream common and preferred units, and an allocation of associated corporate overhead; (c) Cost associated with the early extinguishment of debt; (d) Impacts associated with Arkansas and Oklahoma gas LDC sales; and (e) Certain impacts associated with other mergers and divestitures. Beginning in 2022, CenterPoint Energy no longer separated utility and midstream operations and reports on a consolidated non-GAAP EPS basis. 2022 non-GAAP EPS excluded: (a) Earnings or losses from the change in value of ZENS and related securities; (b) Gain and impact, including related expenses, associated with Arkansas and Oklahoma gas LDC sales; and (c) Income and expense related to ownership and disposal of Energy Transfer LP common and Series G preferred units, and a corresponding amount of debt related to the units. 2023, 2024 and 2025 non-GAAP EPS excluded and non-GAAP EPS guidance excludes: (a) Earnings or losses from the change in value of ZENS and related securities, (b) Gain, losses and impact, including related expenses, associated with mergers and divestitures, such as the divestiture of our Louisiana and Mississippi natural gas LDC businesses and the announced divestiture of our Ohio natural gas LDC business, and (c) With respect to 2025 non-GAAP EPS and non-GAAP EPS guidance, impacts related to temporary emergency electric facilities ("TEEEF") once they are no longer part of our rate-regulated business. In providing 2024 and 2025 non-GAAP EPS and non-GAAP EPS guidance, CenterPoint Energy does not consider the items noted above and other potential impacts such as changes in accounting standards, impairments or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. The non-GAAP EPS guidance ranges also consider assumptions for certain significant variables that may impact earnings, such as customer growth and usage including normal weather, throughput, recovery of capital invested, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings. To the extent actual results deviate from these assumptions, the non-GAAP EPS guidance ranges may not be met, or the projected annual non-GAAP EPS growth rate may change. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share without unreasonable effort because changes in the value of ZENS and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control. Funds from operations (Moody’s) excludes from net cash provided by operating activities, accounts receivable and unbilled revenues, net, inventory, taxes receivable, accounts payable, and other current assets and liabilities, and includes certain adjustments consistent with Moody’s methodology, including adjustments related to operating lease costs, stock dividends, non-recurring items, and net defined benefit plan contributions. Non-GAAP rating agency adjusted debt (Moody’s) adds to Total Debt, net certain adjustments consistent with Moody’s methodology, including operating lease costs, stock dividends, non-recurring items, and net defined benefit plan contributions and further adjustments related to Winter Storm Uri debt as well as CEHE storm related costs. Funds from operations (S&P) excludes from gross margin, O&M, taxes and other, cash interest paid and cash taxes paid, and includes certain adjustments consistent with S&P's methodology, including adjustments related to operating lease costs, stock dividends, non-recurring items, and net defined benefit plan contributions. Non-GAAP rating agency adjusted debt (S&P) adds to Total Debt, net certain adjustments consistent with S&P's methodology, including adjustments related to Winter Storm Uri related debt and CEHE storm related debt. The appendix to this presentation contains a reconciliation of net income (loss) and diluted earnings (loss) per share to the basis used in providing guidance, as well as a reconciliation of net cash provided by operating activities / total debt, net (and gross margin to total debt, net) to FFO/Debt. Management evaluates the Company’s financial performance in part based on non-GAAP income, non-GAAP EPS and long-term FFO/Debt. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that management believes do not most accurately reflect the Company’s fundamental business performance. These excluded items are reflected in the reconciliation tables, where applicable. CenterPoint Energy’s non-GAAP income, non-GAAP EPS and FFO/Debt financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss), diluted earnings (loss) per share, net cash provided by operating activities to total debt, net and gross margin to total debt, net, which, respectively, are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. Energy Transition Disclaimer CenterPoint Energy’s Scope 1 greenhouse gas ("GHG") emissions estimates are calculated from GHG emissions that directly come from its operations. CenterPoint Energy’s Scope 2 GHG emissions estimates are calculated from GHG emissions that indirectly come from its energy usage, but because Texas is in an unregulated market, its Scope 2 GHG emissions estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude GHG emissions related to purchased power between 2024E-2026E. CenterPoint Energy’s Scope 3 GHG emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the GHG emissions of transport customers and GHG emissions related to upstream extraction. CenterPoint Energy has adopted energy transition goals and its analysis and plans for execution require it to make a number of assumptions. These goals and underlying assumptions involve risks and uncertainties and are not guarantees, and CenterPoint Energy's ability to achieve these goals will ultimately be driven by the needs of its business, the needs and desires of the customers, jurisdictions and other stakeholders it serves and its performance for shareholders. In addition, forecasting is inherently speculative and the trajectory of the greater energy transition is uncertain. Should one or more of CenterPoint Energy’s underlying assumptions require updating, its actual results and ability to make progress towards and achieve its energy transition goals and the timing thereof could differ materially from its expectations, and CenterPoint Energy may elect to modify or update such goals. Further, there can be no guarantee that CenterPoint Energy will sustain or achieve these goals. Certain of the assumptions that could impact CenterPoint Energy’s ability to meet its energy transition goals and the timing thereof include, but are not limited to: GHG emission levels, service territory size, capacity needs and customer demand remaining in line with CenterPoint Energy’s expectations when such goals were announced, including with respect to demand for services and in relation to the recent sale of CenterPoint Energy’s Louisiana and Mississippi natural gas LDC businesses and the announced sale of CenterPoint Energy’s Ohio natural gas LDC business; the ability to appropriately estimate and effectively manage business opportunities from and maintain reliability in connection with new customers and load growth resulting from, among other things, expansion of data centers (associated with, among other things, increasing demand for AI), energy refining and exports, advanced manufacturing and logistics in CenterPoint Energy's service territories; regulatory approvals related to Indiana Electric’s generation transition plan and our ability to obtain such approvals; the ability to execute anticipated divestitures, portfolio optimizations or other strategic transactions; interconnection delays in the footprints of regional transmission organizations and/or interconnection costs; cost and affordability of customer rates and related concerns; customer demand for GHG emission free or lower GHG emissions energy; impacts of regulations, legislation or other governmental action, including those related to our operation of certain generating facilities (including the U.S. Department of Energy’s December 2025 emergency 202(c) order directing Indiana Electric to continue operating F.B. Culley Unit 2 through March 23, 2026), the environment and tax (including the effects of the OBBBA, Executive Order 14315, the IRA and any further changes to or the repeal of the renewable energy tax credits enacted in the IRA); federal and state executive, legislative and regulatory actions (including regulatory uncertainty resulting from changes in federal energy policy) and support for certain types of generation; impacts of future carbon pricing regulation or legislation, including a future carbon tax; price, availability and regulation of carbon offsets; price of fuel, such as natural gas; cost and technological development/innovation, adoption and commercialization of energy generation technologies, such as wind and solar, natural gas and storage solutions, and alternative energy, including electric vehicles; CenterPoint Energy's ability to implement modernization plans for pipelines and facilities; the ability to complete and timely implement and maintain system reliability during and after transitioning to generation alternatives to Indiana Electric’s coal generation; execution of the retirement or fuel conversion of Indiana Electric’s coal facilities on anticipated timelines or at all; the ability to construct and/or permit new natural gas pipelines; the ability to procure resources needed to build at a reasonable cost, the lack of or scarcity of resources and labor, any project cancellations, construction delays or overruns (including as a result of changes in U.S. or foreign trade policies) and the ability to appropriately estimate costs of new generation; impact of any supply chain disruptions; changes in applicable standards, metrics, methodologies or frameworks; and enhancement of energy efficiencies.